EXHIBIT 99.1

SinoCoking's Underground Coal Gasification Program Approved as a Technology Demonstration Project

Company to Receive 30% Capex Reimbursement Plus Partial Tax Refunds on UCG Earnings

PINGDINGSHAN, China, Jan. 21, 2015 (GLOBE NEWSWIRE) -- SinoCoking Coal and Coke Chemical Industries, Inc. (Nasdaq:SCOK), a vertically integrated producer of clean energy products located in Henan Province, today announced that the Henan Pingdingshan Shilong District Science and Technology Bureau has approved the company's Underground Coal Gasification (UCG) program as a Technology Demonstration project for its scientific innovation. As a qualified State Scientific Demonstration project, SCOK's UCG program will be entitled to receive a series of benefits and financial support from the government, including 30% reimbursement of total capital investment, 25% refunds for taxes paid to local and state tax authorities, and access to coal for gasification purposes in Shilong District's 27 square kilometers of coal reserves.

Sinocoking had announced previously that construction of the first phase of the UCG program, expected to be completed in March 2015, will produce 60,000 cubic meters/hour of clean syngas, and up to 21 million cubic meters/hour when the full industrial-scale project is completed.

The company's UCG drilling program began on October 19, 2014 and reached its first coal reserve on October 28. The coal seam is 96 meters below the ground with a depth of eight meters. The coal has proven to be high quality coking coal, which is well-suited to UCG gasification. The company plans to continue to drill and test additional coal seams.

Sinocoking's CEO Mr. Jianhua Lv stated, "This UCG demonstration project, the first in Henan Province, will help drive UCG development in China and will be instrumental in SCOK's transformation from a coal and coke producer to an innovative and abundant supplier of clean energy."

For additional information on SinoCoking, please go to http://www.scokchina.com or refer to the company's periodic reports filed with the Securities and Exchange Commission (http://www.scokchina.com/sec-filings.html). Investors wishing to receive SinoCoking's corporate communications as they become available may go to the company's Investor Relations site (http://www.scokchina.com/corporate-overview.html) and register under Email Alerts.

Also, investors may submit questions directly to Mr. Lv and his staff to receive non-confidential information about the company's operations and products at the company's "Ask Management" blog (http://www.scokchina.com/ask-management.html).

About SinoCoking

SinoCoking Coal and Coke Chemical Industries, Inc. (www.scokchina.com), a Florida corporation, is an emerging producer of clean energy products located in Pingdingshan, Henan Province, China. The company has historically been a vertically-integrated coal and coke processor of basic and value-added coal products for steel manufacturers, power generators, and various industrial users. SinoCoking has been producing metallurgical coke since 2002, and acts as a key supplier to regional steel producers in central China. SinoCoking also produces and supplies thermal coal to its customers in central China. SinoCoking currently owns its assets and conducts its operations through its subsidiaries, Top Favour Limited and Pingdingshan Hongyuan Energy Science and Technology Development Co., Ltd., and its affiliated companies, Henan Province Pingdingshan Hongli Coal & Coke Co., Ltd., Baofeng Coking Factory, Baofeng Hongchang Coal Co., Ltd., Baofeng Hongguang Environment Protection Electricity Generating Co., Ltd., Zhonghong Energy Investment Company, Henan Hongyuan Coal Seam Gas Engineering Technology Co., Ltd., Baofeng Shuangri Coal Mining Co., Ltd., and Baofeng Xingsheng Coal Mining Co., Ltd.

Forward-Looking Statements

This press release contains forward-looking statements, particularly as related to, among other things, the business plans of the Company, statements relating to goals, plans and projections regarding the Company's financial position and business strategy. The words or phrases "plans," "would be," "will allow," "intends to," "may result," "are expected to," "will continue," "anticipates," "expects," "estimate," "project," "indicate," "could," "potentially," "should," "believe," "think," "considers" or similar expressions are intended to identify "forward-looking statements." These forward-looking statements fall within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934 and are subject to the safe harbor created by these sections. Actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties. Such forward-looking statements are based on current expectations, involve known and unknown risks, a reliance on third parties for information, transactions or orders that may be cancelled, and other factors that may cause our actual results, performance or achievements, or developments in our industry, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include risks and uncertainties related to the fluctuation of local, regional, and global economic conditions, the performance of management and our employees, our ability to obtain financing, competition, general economic conditions and other factors that are detailed in our periodic reports and on documents we file from time to time with the Securities and Exchange Commission. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date, and the Company specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences, developments, unanticipated events or circumstances after the date of such statement.

CONTACT:	SinoCoking
Song Lv, Chief Financial Officer
+ 86-375-2882-999
lvsong@sinocoking.net
http://www.scokchina.com/

Investor Relations Counsel:
Jimmy Caplan, Asia IR-PR
+1-512-329-9505
jimmy@asia-irpr.com
http://asia-irpr.com/